Exhibit 99.1

Vision-Sciences Announces Exclusive Urology Supply Agreement with Stryker

Orangeburg, NY — September 22, 2010 —Vision-Sciences, Inc. (Nasdaq: VSCI) (“Vision-Sciences”) announced today that it has signed a three year agreement under which Vision-Sciences will become the exclusive supplier to Stryker Corporation (NYSE: SYK) (“Stryker”), through its Endoscopy division, of Stryker-branded flexible video and fiber cystoscopes.  These cystoscopes will employ Vision-Sciences’ patented slide-on EndoSheath® technology. Vision-Sciences will also supply Stryker with flexible ureteroscopes upon launch of this product line, expected to occur during calendar 2011.

Under the terms of the agreement, Stryker will pay Vision-Sciences a prepayment of $5 million, of which $2.5 million is due at signing, and $2.5 million is due on or before March 31, 2011.  Vision-Sciences will apply the payment to amounts due from Stryker for purchases of scopes and EndoSheath technology until the $5 million is exhausted.  Stryker will thereafter continue to pay Vision-Sciences for products supplied.

Stryker will initially have the exclusive rights to distribute the products in North and Latin America, South America, China and Japan including all cystoscopes, urology EndoSheath technology, and ureteroscopes manufactured by Vision-Sciences.

Lewis C. Pell, Chairman of Vision-Sciences, stated “We are extremely pleased to have Stryker as our marketing and distribution partner for our urological line of products. Stryker is one of the preeminent endoscopy companies in the world and is highly skilled in selling capital equipment and disposable products.  We believe that our innovative EndoSheath system, coupled with Stryker’s highly professional and established sales and marketing forces, will result in effective market penetration for the products and improvement in our top-line revenue.”

Mr. Pell added “This transaction will allow us to focus on increasing sales of our airway-related products, including our bronchoscopes and trans-nasal esophagoscopes and related EndoSheath technology and our ENT (ear, nose and throat) endoscopes.  We can focus our development on our spine video endoscope, which will be used to give direct visualization to surgeons during minimally invasive spine surgery procedures. Vision-Sciences possesses a platform technology for endoscopic, minimally invasive procedures, which the healthcare market is rapidly moving toward.”

Forward Looking Statements

Except for the historical information provided, the matters discussed in this release include forward-looking statements for the purposes of the safe harbor protections under The Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Vision-Sciences or its management “believes,” “expects,” “allows,” “anticipates,” or other words or phrases of similar import.  Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements.  Other risk factors are detailed in our most recent annual report and other filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statements as a result of new information or future events or developments.

Vision-Sciences, Inc. designs, develops, manufactures and markets unique flexible endoscopic products utilizing sterile disposable sheaths, the Slide-On ® EndoSheath ® Technology, which provide the users quick, efficient product turnover while ensuring the patient a contaminant-free product.

Vision-Sciences owns the registered trademarks Vision Sciences ® , Slide-On ® , EndoSheath ® and The Vision System ® .  Information about Vision-Sciences' products is available at www.visionsciences.com .

CONTACT:	Vision-Sciences, Inc. Katherine Wolf, CFO & EVP, Corporate Development 845-365-0600